UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    April 30, 2009 (April 24, 2009)

HRPT PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts 02458

(Address of Principal Executive Offices)         (Zip Code)

617-332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

We previously reported that our wholly owned subsidiary, Government Properties Income Trust, or GOV, was negotiating a new credit facility.  On April 24, 2009, GOV and its wholly owned subsidiary, or the GOV subsidiary, entered into a $250 million secured credit facility, or the new credit facility, with a syndicate of lenders.  Upon the closing of the new credit facility, GOV and the GOV subsidiary, which we refer to collectively as the borrower subsidiaries, borrowed the entire $250 million under the new credit facility, consisting of a $200 million term loan and a $50 million revolving loan, and distributed the proceeds to us.  We applied those proceeds to reduce amounts outstanding under our existing unsecured revolving credit facility.

The stated maturity date of the new credit facility is April 24, 2012, and, subject to payment of an extension fee and meeting certain other conditions, there is an option to extend the stated maturity date by one year.  The proceeds of this new credit facility are available for general business purposes, including acquisitions.  No principal amortization or prepayment of loans is required prior to maturity, except to the extent outstanding loans exceed the applicable borrowing base.  Term loans that are repaid or prepaid may not be re-borrowed, and revolving loans may be prepaid and re-borrowed until maturity.  Interest on borrowings is calculated at a floating rate based upon LIBOR, subject to a floor, or another specified index plus a spread or margin which will vary depending upon the leverage of the borrower subsidiaries.  The initial interest rate applicable to the loans was 5.25%.  The borrower subsidiaries are also required to pay a fee based on the unused portion of the new credit facility.

The borrower subsidiaries are structured as our special purpose subsidiaries, and the new credit facility is non-recourse to us and our other subsidiaries.  The GOV subsidiary owns certain properties located throughout the United States which are primarily leased to the U.S. Government and various state governments.  The new credit facility is secured by mortgages on these properties.  It is also secured by a security interest in the other assets of the GOV subsidiary and by GOV’s pledge of its ownership interest in the GOV subsidiary.

The new credit facility includes various financial ratio covenants which apply to the borrower subsidiaries which generally restrict their ability to incur debts in excess of calculated amounts, restrict their ability to make distributions under certain circumstances and require them to maintain other financial ratios.  The new credit facility provides for acceleration of payment of all amounts payable upon the occurrence and continuation of certain events of default or upon a change of control of the borrower subsidiaries.  As defined in the new credit facility, a change of control does not include GOV’s offering described below.

We previously announced that GOV filed a registration statement with the Securities and Exchange Commission, or SEC, for the initial public offering of 10 million of its common shares of beneficial interest, or common shares.  If the GOV registration statement becomes effective and the initial public offering is completed, we expect to own 49.9%, or 9,950,000 common shares, of GOV after the completion of the offering (46.4% if the underwriters’ over allotment option is exercised in full), and we expect that GOV and the GOV subsidiary will cease to be our subsidiaries and that the debt under the new credit facility will cease to be part of our consolidated debt.  In that circumstance, certain provisions of new credit facility will change in accordance with its terms.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  FORWARD LOOKING STATEMENTS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

•                  THE FUTURE AVAILABILITY OF BORROWINGS UNDER THE NEW REVOLVING CREDIT FACILITY, AND

•                  OUR EXPECTATION THAT GOV, OUR WHOLLY OWNED SUBSIDIARY, WILL COMPLETE ITS PROPOSED PUBLIC OFFERING.

OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  SUCH FACTORS INCLUDE, WITHOUT LIMITATION, CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS.  FOR EXAMPLE:

•                  THE INITIAL PUBLIC OFFERING OF GOV MAY NOT BE COMPLETED AND GOV COULD REMAIN A WHOLLY OWNED SUBSIDIARY OF OURS, OR

•                  THE BORROWER SUBSIDIARIES MAY BE UNABLE TO REMAIN IN COMPLIANCE WITH THE COVENANTS CONTAINED IN THE NEW CREDIT FACILITY, AND, IF THE INITIAL REVOLVING ADVANCES THEREUNDER ARE REPAID AT SOME TIME IN THE FUTURE, MAY BECOME UNABLE TO RE-BORROW SUCH AMOUNTS.

OTHER RISKS MAY ADVERSELY IMPACT US, AS DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.  EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, WE DO NOT INTEND TO IMPLY THAT WE WILL RELEASE PUBLICLY THE RESULT OF ANY REVISION TO THE FORWARD LOOKING STATEMENTS CONTAINED IN THIS CURRENT REPORT TO REFLECT THE FUTURE OCCURRENCE OF PRESENTLY UNANTICIPATED EVENTS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HRPT PROPERTIES TRUST

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Dated:  April 30, 2009